As filed with the Securities and Exchange Commission on February 7, 2008

Registration No. 333-145331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON FEDERAL, INC.

(Exact name of Registrant as specified in its charter)

Washington	6035	91-1661606
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

425 Pike Street

Seattle, Washington 98101

(206) 624-7930

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Roy M. Whitehead

President and Chief Executive Officer

Washington Federal, Inc.

425 Pike Street

Seattle, Washington 98101

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Norman B. Antin, Esq.

Jeffrey D. Haas, Esq.

Patton Boggs LLP

2550 M Street, NW

Washington, DC 20037

Approximate date of commencement of proposed sale to the public: The merger of First Mutual Bancshares, Inc. with and into Washington Federal, Inc. was consummated on February 1, 2008. Washington Federal, Inc. is hereby amending this registration statement to deregister 3,973,852 shares of Washington Federal, Inc. common stock, par value $1.00 per share, which were issuable to the stockholders of First Mutual Bancshares, Inc. in connection with such merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-145331) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

In accordance with the undertakings of Washington Federal, Inc. (the “Company”) set forth in its Registration Statement on Form S-4 (File No. 333-145331) declared effective on September 4, 2007 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to Registration Statement to deregister the 3,973,852 shares of the Company‘s common stock, par value $1.00 per share (the “Common Stock”), previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable to the stockholders of First Mutual Bancshares, Inc. (“First Mutual”) in connection with the merger of First Mutual with and into the Company.

Pursuant to the terms of the Agreement and Plan of Merger, dated July 2, 2007, as amended, between the Company and First Mutual, the Company elected to pay all cash consideration to the stockholders of First Mutual. Therefore, no shares of Common Stock of the Company were issued as merger consideration and the Company hereby deregisters the 3,973,852 shares of Common Stock previously registered pursuant to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Washington, on February 7, 2008.

WASHINGTON FEDERAL, INC.

By:	/s/ Roy M Whitehead
Roy M. Whitehead
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ John F. Clearman* John F. Clearman	Director	February 7, 2008

/s/ Derek L. Chinn* Derek L. Chinn	Director	February 7, 2008

/s/ H. Dennis Halvorson* H. Dennis Halvorson	Director	February 7, 2008

/s/ Anna C. Johnson* Anna C. Johnson	Director	February 7, 2008

/s/ Thomas J. Kelley* Thomas J. Kelley	Director	February 7, 2008

/s/ Thomas F. Kenney* Thomas F. Kenney	Director	February 7, 2008

/s/ Charles R. Richmond* Charles R. Richmond	Director	February 7, 2008

/s/ Barbara L. Smith* Barbara L. Smith	Director	February 7, 2008

/s/ Roy M. Whitehead Roy M. Whitehead	Director, Chairman, President and Chief Executive Officer (Principal executive officer)	February 7, 2008

/s/ Brent J. Beardall Brent J. Beardall, CPA	Senior Vice President and Chief Financial Officer (Principal financial officer)	February 7, 2008

*	By Roy M. Whitehead, Attorney-in-fact.